EXHIBIT 24
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                  ACKNOWLEDGEMENT OF ERNST & YOUNG LLP



To the Shareholders and Board of Directors
Action Industries, Inc.



We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-48361 and 33-48362) of Action Industries, Inc. for the registration of 450,000 and 55,300 shares of its common stock in connection with its Stock Option Plan and Nonemployee Director Stock Option Plan, respectively, of our reports dated November 3, 1994, February 6, 1995, and May 5, 1995 relating to the unaudited condensed consolidated interim financial statements of Action Industries, Inc. which are included in its Form 10-Q for the quarters ended September 24, 1994, December 24, 1994, and March 25, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
May 5, 1995